EXHIBIT 4.h


                        OWNER TRUSTEE PARENT GUARANTEE

      OWNER TRUSTEE PARENT GUARANTEE, dated May 27, 1998, as amended and restated on July 7, 1998, by State Street Bank and Trust Company, a Massachusetts trust company (the "Guarantor") to and for the benefit of each person listed on Schedule I hereto (collectively, together with their permitted successors and assigns, the "Beneficiaries" and, individually, a "Beneficiary").

                                  WITNESSETH:

      WHEREAS, State Street Bank and Trust Company of Connecticut, National Association, a wholly-owned subsidiary of the Guarantor (the "Subsidiary") wishes to act pursuant to the agreements listed on Schedule II hereto (as amended, modified or supplemented from time to time, the "Agreements");

      WHEREAS, the Beneficiaries are willing to have the Subsidiary act under the Agreements provided that the Guarantor executes and delivers this Guarantee;

      WHEREAS, the Guarantor has determined that the execution and delivery by it of this Guarantee is necessary in order to conduct, promote and attain the business of the Subsidiary and the Guarantor;

      NOW, THEREFORE, the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

      1.    Guarantee.

            (a) The Guarantor hereby guarantees to the Beneficiaries the prompt and complete payment by the Subsidiary when due of, and the faithful performance of, and compliance with, all payment obligations of the Subsidiary under the Agreements and any other document relating thereto to which the Subsidiary is or may hereafter become a party or by which the Subsidiary is or may hereafter become bound (collectively, the "Relevant Documents"), in accordance with the terms thereof and the timely performance of all other obligations of the Subsidiary thereunder (such payment and other obligations, the "Obligations"). In no event, however, shall the agreement contained herein be construed to constitute a guarantee of any amount due (i) under any note or other similar instrument issued under the Relevant Documents or any other payment due under any Relevant Document that constitute non-recourse obligations of the Subsidiary, or (ii) with respect to acts or events occurring after such time, if any, that the Subsidiary ceases to be a party to the Relevant Documents. The agreement contained herein shall be enforceable against the Guarantor, notwithstanding the fact that the Subsidiary has ceased to be a party to the Relevant Documents, provided that the events or acts which give rise to such claim against the Guarantor occurred at such time as the Subsidiary was a party to the Relevant Documents.

            (b) No payment or payments made by the Subsidiary, the Guarantor, any other guarantor or any other person or received or collected by any Beneficiary from the Subsidiary, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder (except to the extent of such payment) until the Obligations are paid and performed in full.

            (c) If for any reason any Obligations to be performed or observed by the Subsidiary shall not be observed or performed, or if any amount payable by the Subsidiary referred to in Section 1(a) hereof shall not be paid when due and payable, the Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall forthwith pay such amount or perform such action at the place and to the person or entity entitled thereto pursuant to the Relevant Documents.

      2. Amendments, etc., with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document and/or any collateral security document or other guaranty or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released.

      3. Guarantee Absolute and Unconditional. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collection) without regard to (a) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Subsidiary against any Beneficiary, (b) the validity or enforceability of any Relevant Document against the Subsidiary, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Subsidiary or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance (other than a discharge of such Obligations through payment or performance). When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary or any other person or entity or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Subsidiary or any such other person or entity or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Subsidiary or any such other person or entity or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, transferees and assigns, until all of the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full. The Guarantor further agrees to pay all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

      4. Representations and Warranties. The Guarantor hereby represents and warrants that:

            (a) the Guarantor is a trust company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

            (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

            (d) the execution, delivery and performance of the Guarantee and compliance by the Guarantor with all of the provisions thereof do not and will not contravene (i) any provision of any requirement of law or any order known to us of any court or governmental authority or agency applicable to or binding on the Guarantor, (ii) any contractual obligations of the Guarantor, or (iii) any of the provisions of its charter documents or By-laws;

            (e) no consent or authorization of, filing with or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

            (f) the Guarantor is a bank with a combined capital and surplus or corporation with a tangible net worth of at least $250,000,000, as determined in accordance with generally accepted accounting principles;

            (g) the Guarantor owns all of the capital stock of the Subsidiary; and

            (h) there are no proceedings pending or, to our knowledge, threatened, and to our knowledge there is no existing basis for any such proceedings, against or affecting the Guarantor in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might restrict the Guarantor's corporate power and authority to perform its obligations under the Guarantee.

      5. Reinstatement. The Guarantor agrees that this Guarantee shall be automatically reinstated with respect to any payment made prior to the termination of this Guarantee by or on behalf of the Subsidiary pursuant to any Relevant Document to which the Subsidiary is a party if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

      6. Miscellaneous. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Beneficiaries. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors, transferees and assigns. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor, Two International Place, Boston MA 02110; Telecopy No.
(617) 664-5371, and (b) in the case of any Beneficiary, the address provided for such party in the Relevant Documents, or at such other address as such person may provide to the Guarantor in writing.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and the year first above written.

                              STATE STREET BANK AND TRUST COMPANY


                              By:_____________________________________________
                                   Name:  Paul D. Allen
                                   Title: Vice President


                                   SCHEDULE I
                                   ----------

Federal Express Corporation, as Lessee


BMO Leasing (U.S.), Inc., as Owner Participant


First Security Bank, National Association, as Indenture Trustee and Pass Through Trustee



                                  SCHEDULE II
                                  -----------

      1. Participation Agreement (Federal Express Corporation Trust No. N590FE), dated as of May 1, 1998, as amended and restated as of June 15, 1998 (the "Participation Agreement") among the Subsidiary, Federal Express Corporation, as Lessee, BMO Leasing (U.S.), Inc., as Owner Participant, Morgan Guaranty Trust Company of New York, as Original Loan Participant, and First Security Bank, National Association, as Indenture Trustee, Pass Through Trustee and Subordination Agent.

      2. Trust Agreement (Federal Express Corporation Trust No. N590FE), dated as of May 1, 1998, as amended and restated as of June 15, 1998 between the Subsidiary and BMO Leasing (U.S.), Inc., as Owner Participant.

      3. All other Operative Agreements as contemplated by the Participation Agreement to which the Subsidiary is or will be a party.





                        OWNER TRUSTEE PARENT GUARANTEE

      OWNER TRUSTEE PARENT GUARANTEE, dated June 18, 1998, as amended and restated on July 7, 1998, by State Street Bank and Trust Company, a Massachusetts trust company (the "Guarantor") to and for the benefit of each person listed on Schedule I hereto (collectively, together with their permitted successors and assigns, the "Beneficiaries" and, individually, a "Beneficiary").

                                  WITNESSETH:

      WHEREAS, State Street Bank and Trust Company of Connecticut, National Association, a wholly-owned subsidiary of the Guarantor (the "Subsidiary") wishes to act pursuant to the agreements listed on Schedule II hereto (as amended, modified or supplemented from time to time, the "Agreements");

      WHEREAS, the Beneficiaries are willing to have the Subsidiary act under the Agreements provided that the Guarantor executes and delivers this Guarantee;

      WHEREAS, the Guarantor has determined that the execution and delivery by it of this Guarantee is necessary in order to conduct, promote and attain the business of the Subsidiary and the Guarantor;

      NOW, THEREFORE, the Guarantor hereby agrees with and for the benefit of the Beneficiaries as follows:

      1.    Guarantee.

            (a) The Guarantor hereby guarantees to the Beneficiaries the prompt and complete payment by the Subsidiary when due of, and the faithful performance of, and compliance with, all payment obligations of the Subsidiary under the Agreements and any other document relating thereto to which the Subsidiary is or may hereafter become a party or by which the Subsidiary is or may hereafter become bound (collectively, the "Relevant Documents"), in accordance with the terms thereof and the timely performance of all other obligations of the Subsidiary thereunder (such payment and other obligations, the "Obligations"). In no event, however, shall the agreement contained herein be construed to constitute a guarantee of any amount due (i) under any note or other similar instrument issued under the Relevant Documents or any other payment due under any Relevant Document that constitute non-recourse obligations of the Subsidiary, or (ii) with respect to acts or events occurring after such time, if any, that the Subsidiary ceases to be a party to the Relevant Documents. The agreement contained herein shall be enforceable against the Guarantor, notwithstanding the fact that the Subsidiary has ceased to be a party to the Relevant Documents, provided that the events or acts which give rise to such claim against the Guarantor occurred at such time as the Subsidiary was a party to the Relevant Documents.

            (b) No payment or payments made by the Subsidiary, the Guarantor, any other guarantor or any other person or received or collected by any Beneficiary from the Subsidiary, the Guarantor, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder (except to the extent of such payment) until the Obligations are paid and performed in full.

            (c) If for any reason any Obligations to be performed or observed by the Subsidiary shall not be observed or performed, or if any amount payable by the Subsidiary referred to in Section 1(a) hereof shall not be paid when due and payable, the Guarantor shall promptly perform or observe or cause to be performed or observed each such Obligation or undertaking and shall forthwith pay such amount or perform such action at the place and to the person or entity entitled thereto pursuant to the Relevant Documents.

      2. Amendments, etc., with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment or performance of any of the Obligations made by any Beneficiary may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Beneficiary and any Relevant Document and/or any collateral security document or other guaranty or document in connection therewith, may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guaranty or right of offset at any time held by any Beneficiary for the payment or performance of the Obligations may be sold, exchanged, waived, surrendered or released.

      3. Guarantee Absolute and Unconditional. The Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not merely of collection) without regard to (a) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Subsidiary against any Beneficiary, (b) the validity or enforceability of any Relevant Document against the Subsidiary, or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Subsidiary or the Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance (other than a discharge of such Obligations through payment or performance). When pursuing its rights and remedies hereunder against the Guarantor, any Beneficiary may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary or any other person or entity or against any collateral security or guaranty for the Obligations or any right of offset with respect thereto, and any failure by any Beneficiary to pursue such other rights or remedies or to collect any payments from the Subsidiary or any such other person or entity or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of the Subsidiary or any such other person or entity or any such collateral security, guaranty or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Beneficiary against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Beneficiaries, and their respective successors, transferees and assigns, until all of the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment and performance in full. The Guarantor further agrees to pay all expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Beneficiaries in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee.

      4. Representations and Warranties. The Guarantor hereby represents and warrants that:

            (a) the Guarantor is a trust company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

            (b) the Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

            (d) the execution, delivery and performance of the Guarantee and compliance by the Guarantor with all of the provisions thereof do not and will not contravene (i) any provision of any requirement of law or any order known to us of any court or governmental authority or agency applicable to or binding on the Guarantor, (ii) any contractual obligations of the Guarantor, or (iii) any of the provisions of its charter documents or By-laws;

            (e) no consent or authorization of, filing with or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

            (f) the Guarantor is a bank with a combined capital and surplus or corporation with a tangible net worth of at least $250,000,000, as determined in accordance with generally accepted accounting principles;

            (g) the Guarantor owns all of the capital stock of the Subsidiary; and

            (h) there are no proceedings pending or, to our knowledge, threatened, and to our knowledge there is no existing basis for any such proceedings, against or affecting the Guarantor in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might restrict the Guarantor's corporate power and authority to perform its obligations under the Guarantee.

      5. Reinstatement. The Guarantor agrees that this Guarantee shall be automatically reinstated with respect to any payment made prior to the termination of this Guarantee by or on behalf of the Subsidiary pursuant to any Relevant Document to which the Subsidiary is a party if and to the extent that such payment is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

      6. Miscellaneous. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Beneficiaries. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Beneficiaries and their respective successors, transferees and assigns. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS. All notices, requests and demands to or upon the Guarantor or any Beneficiary to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telegraphic notice, when sent, answerback received, addressed to (a) in the case of the Guarantor, Two International Place, Boston MA 02110; Telecopy No.
(617) 664-5371, and (b) in the case of any Beneficiary, the address provided for such party in the Relevant Documents, or at such other address as such person may provide to the Guarantor in writing.

      IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and the year first above written.

                              STATE STREET BANK AND TRUST COMPANY


                              By:_____________________________________________
                                   Name:  Paul D. Allen
                                   Title: Vice President


                                  SCHEDULE I
                                  ----------

Federal Express Corporation, as Lessee


PMCC Leasing Corporation, as Owner Participant


First Security Bank, National Association, as Indenture Trustee and Pass Through Trustee



                                  SCHEDULE II
                                  -----------

      1. Participation Agreement (Federal Express Corporation Trust No. N675FE), dated as of June 1, 1998, as amended and restated as of June 15, 1998 (the "Participation Agreement") among the Subsidiary, Federal Express Corporation, as Lessee, PMCC Leasing Corporation, as Owner Participant, Morgan Guaranty Trust Company of New York, as Original Loan Participant, and First Security Bank, National Association, as Indenture Trustee, Pass Through Trustee and Subordination Agent.

      2. Trust Agreement (Federal Express Corporation Trust No. N675FE), dated as of June 1, 1998, as amended and restated as of June 15, 1998 between the Subsidiary and PMCC Leasing Corporation, as Owner Participant.

      3. All other Operative Agreements as contemplated by the Participation Agreement to which the Subsidiary is or will be a party.